Exhibit 10.3

HSBC Bank USA, National Association

New York, NY 10018

Fax: (212) 525-5517

TO:	Andy Patel
Email:	apatel@accessitx.com

FROM:	Christian McGreevy
Fax:	212-525-5517

CC:	Michael Nilsen
Email:	michael.nilsen@ge.com

DATE:	April 4, 2008
REFERENCE NUMBER: 496807HN

Dear Sir/Madam,

Thu purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2006 ISDA Definitions, as published by the international Swaps and Derivatives Association Inc , (the “Definitions”) are incorporated into this Confirmation. Annex 3 and Section 6 of the ISDA 2002 Master Agreement Protocol as published by the International Swaps and Derivatives Association Inc. on July 15, 2003 are incorporated into and apply to this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation evidences a complete binding agreement between HSBC Bank USA, National Association (“Party A”) and Christie/AIX Inc. (“Party B”) as to the terms of the Transaction to which this Confirmation relates. In addition, the parties agree that for the purpose of this Transaction, this Confirmation will supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement as if the patties had executed an agreement in such form, with the modifications described herein (but without any Schedule). Unless otherwise expressly provided herein in the event of any inconsistency between the provisions of the 2002 ISDA Master Agreement and this Confirmation, the Confirmation will prevail for purposes of this Transaction.

In addition, upon the execution by Party A and Party B of a Master Agreement (the “Agreement”) in the form published by the International Swaps and Derivatives Association, Inc., with such modifications as Party A and Party B shall in good faith agree in a Schedule thereto, this Confirmation will, with express written acknowledgment of the Credit Support Provider, supplement, form a part of, and be subject to the Agreement and all provisions contained or incorporated by reference in such Agreement upon its execution shall govern this Confirmation. Provisions in Part 5(m) of any such Schedule expressly stating that it shall apply in the event of any conflict or discrepancy between its terms and the terms of this Confirmation shall govern and be controlling.

This Transaction may not he amended, assigned or otherwise transferred to another party by Party A or Party B without an executed acknowledgment by Party B’s Credit Support Provider and Party A and Party B agree that any amendment or transfer without such acknowledgment shall be void and of no force or effect.

Party A and Party B agree to execute, not later than the date (the “Cut-off Date”) that is the 30th calendar day after the Trade Date of the Transaction confirmed herein (or if such day is not a General Business Day in respect of the applicable locations of the parties, the next succeeding General Business Day) an Agreement as described in the preceding paragraph. In the event that the parties do not execute an Agreement this Transaction will terminate in accordance with Section 6(e)(ii) of the 2002 ISDA Master Agreement as though the Cut-Off Date were an Early Termination Date and both parties were Affected Patties for the purposes of this section. For the avoidance of doubt the rights and obligations of the parties relating to payment which have accrued under this Transaction on or prior to the Cut-Off Date (including without limitation, with respect to the Early Termination Amount and any default interest thereon) shall remain in full force and effect.

1.	The terms of the particular Transaction to which this Confirmation relates areas follows:
	Notional Amount:	As set forth in Exhibit I, which is attached hereto and incorporated by reference into this Confirmation
	Trade Date:	April 1, 2008
	Effective Date:	August 1, 2008
	Termination Date:	August 2, 2010, subject to adjustment in accordance with the Modified Following Business Day Convention
Fixed Amounts:
	Fixed Rate Payer:	Party B
Fixed Rate Payer Payment Dates:

The 1st calendar day of each month, commencing on September 1, 2008 and ending on the Termination Date, inclusive, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate:	2.800000%
Fixed Rate Day Count Fraction:	Actual/360
Floating Amounts:
Floating Rate Payer:	Party A
Floating Rate Payer Payment Dates:

The 1st calendar day of each month, commencing on September 1, 2008 and ending on the Termination Date, inclusive, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate for initial Calculation Period:	To be determined
Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	One Month
Spread:	None
Floating Rate Day Count Fraction:	Actual/360
Reset Dates:	The first day of each Calculation Period
Business Days:	New York and London
Account Details:
Account for payment to Party A:	HSBC Bank USA National Association ABA #021-001-088 For Credit to Department 299 A/C: HSBC Derivative Products Group
Account for payment to Party A:	ABA Number: For Account Of: A/C NUMBER:

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning via fax an executed copy of this Confirmation to the attention of Christian McGreevy. Upon execution by Party A and Party B, this Confirmation shall supersede and replace any prior agreement with respect to the Transaction set forth herein and any prior agreement with respect to such Transaction shall be of no further force or effect. Failure by Party B to sign and return this Confirmation shall not affect the validity or enforceability of the relevant Transaction.

HSBC BANK USA, NATIONAL ASSOCIATION		CHRISTIE/AIX, INC.

/s/ Dennis J. Nevins		/s/ A. Dale Mayo
Name:	Dennis J. Nevins	Name:	A. Dale Mayo
Title:	Officer	Title:	CEO
Name:	/s/ Tiffany Moncrieffe
Title:	Assistant Vice President

Acknowledged for purposes of credit support as of the date first written: GENERAL ELECTRIC CAPITAL CORPORATION

Name:
Title:	Vice President

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